    As filed with the Securities and Exchange Commission on ______ __, 2001

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               US ONCOLOGY, INC.
             (Exact Name of Registrant as specified in its charter)

                           Delaware                                        84-1213501
(State or other jurisdiction of incorporation or organization)  (I.R.S. Employer Identification No.)

                       16825 Northchase Drive, Suite 1300
                             Houston, Texas  77060
                                 (832) 601-8766
                            (Address, including zip
              code, and telephone number, including area code, of
                   registrant's principal executive offices)

                                Phillip H. Watts
                               US Oncology, Inc.
                      16825 Northchase Drive, Suite 1300
                             Houston, Texas  77060
                                 (832) 601-8766
    (Address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                              John B. Clutterbuck
                     Mayor, Day, Caldwell & Keeton, L.L.P.
                           700 Louisiana, Suite 1900
                           Houston, Texas  77002-2778
                                 (713) 225-7000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

                                                      Proposed                 Proposed
   Title of Each                                      Maximum                   Maximum
     Class of                                         Offering                 Aggregate               Amount of
 Securities to be            Amount                    Price                   Offering              Registration
    Registered             Registered                Per Share                   Price                    Fee
 ----------------          ----------                ---------                 ---------             -------------
Common stock,               2,200,000                 $8.38(1)                $18,436,000                $4,609
par value $.01
per share

(1) Estimated solely for the purpose of computing the amount of the registration fee, based on the average of the high and low prices for our common stock as reported on The Nasdaq National Market System on May 11, 2001 in accordance with Rule 457(c) under the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state.

Prospectus                                                 Subject to Completion
----------                                                 May 15, 2001


                      [LOGO OF US ONCOLOGY APPEARS HERE]


                     UP TO 2,200,000 SHARES OF COMMON STOCK

     This prospectus relates to the offer and sale of up to 2,200,000 shares of common stock of US Oncology, Inc. All of these shares are currently held and are being offered by Texas Oncology, P.A., a medical group with locations throughout Texas. All of the shares are expected to be offered in a distribution to Physicians who practice medicine with, and other key employees of, Texas Oncology, P.A.

  Our common stock is traded on The Nasdaq National Market System under the symbol "USON." The last reported sales price of the common stock on The Nasdaq National Market System on May 11, 2001 was $8.22 per share.


                      -----------------------------------


             SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR INFORMATION
              THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                      -----------------------------------



                The date of this prospectus is May 15, 2001

                               TABLE OF CONTENTS


US Oncology, Inc............................................    3
Cautionary Statement Regarding Forward Looking Statements...    3
Risk Factors................................................    4
Where You Can Find More Information.........................    9
Use of Proceeds.............................................   10
Selling Stockholder.........................................   10
Issuance of Securities to Selling Stockholder...............   11
Transfer Agent and Registrar................................   11
Plan of Distribution........................................   11
Legal Matters...............................................   11
Experts.....................................................   11

                               US ONCOLOGY, INC.

     US Oncology, Inc. provides comprehensive services, with the mission of expanding access and quality of cancer care in local communities and advancing the delivery of care. We offer the following services:

 . Develop, construct and manage free standing cancer centers that provide treatment areas and equipment for medical oncology, radiation therapy and diagnostic radiology

 . Expand diagnostic capabilities of practices through installation and management of Positron Emission Tomography (PET) technology

 . Coordinate and manage cancer drug research trials for pharmaceutical and biotechnology companies

 . Purchase and manage the inventory for cancer related drugs for affiliated practices

 . Provide management and capital resources to affiliated practices, including data management, accounting, compliance and other administrative services

     We provide these services to oncology practices comprising over 450 sites, with over 7,500 employees and over 850 physicians. The Company is not a provider of medical services. The affiliated practices offer comprehensive and coordinated medical services to cancer patients, integrating the specialties of medical and gynecologic oncology, hematology, radiation oncology, diagnostic radiology and blood and marrow stem cell transplantation.

     On June 15, 1999, a wholly owned subsidiary of the Company merged with Physician Reliance Network, Inc., or "PRN", a cancer management company. As a result of the merger, PRN became a wholly owned subsidiary of US Oncology, and each holder of PRN common stock received 0.94 shares of the Company's common stock for each PRN share held. This transaction, which is referred to as the "AOR/PRN merger", was accounted for under the pooling of interests method of accounting and treated as a tax-free exchange. The Company's financial statements included in this report have been retroactively restated to combine the accounts of US Oncology (formerly known as American Oncology Resources, Inc., or "AOR") and PRN for all periods presented using their historical bases.

     The Company was incorporated in October 1992 under the laws of the State of Delaware. Our principal executive offices are located at 16825 Northchase Drive, Suite 1300, Houston, Texas, and our telephone number is (832) 601-8766.


                              CAUTIONARY STATEMENT
                      REGARDING FORWARD LOOKING STATEMENTS

     The following statements are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995: (i) certain statements, including possible or assumed future results of operations of US Oncology, contained herein and in documents incorporated herein by reference and including any such statements regarding the prospects of the Company; (ii) any statements preceded by, followed by or that include the words "believes", "expects", "anticipates", "intends", "estimates", "plans" or similar expressions; and (iii) other statements contained herein or in documents incorporated herein by reference regarding matters that are not historical facts. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those discussed under "Risk
Factors."   US Oncology stockholders are cautioned not to place undue reliance on such statements, which speak only as of the date thereof. The cautionary statements contained or referred to herein should be considered in connection with any written or oral forward-looking statements that may be issued by US Oncology or persons acting on its behalf. US Oncology does not undertake any obligation to release any revisions to or to update publicly any forward-looking statements to reflect events or circumstances after date thereof or to reflect the occurrence of unanticipated events.


                                  RISK FACTORS

     Factors that could cause actual results to differ materially include, but are not limited to, government regulation and enforcement, reimbursement for health care services, particularly including reimbursement for pharmaceuticals, integration of formerly separate operations in connection with the AOR/PRN merger, changes in cancer therapy or the manner in which cancer care is delivered, drug utilization, success in conversion of net revenue model service agreements to earnings model agreements and the operations of affiliated practices. Below is a more detailed discussion of certain of these risks and uncertainties.

     In general, because our revenues depend upon the revenues of its affiliated practices, any of the risks below that harm the economic performance of the practices will, in turn, harm the Company.

There is a continued risk of declining reimbursement for pharmaceuticals used by oncologists as a result of altered reimbursement methodology

     There is a continued risk of declining reimbursement for pharmaceuticals used by our practices. Currently, Medicare and most Medicaid programs reimburse providers for oncology drugs based on the Average Wholesale Price (AWP) of the drugs. AWP is determined by third-party information services using data furnished by pharmaceutical companies. In May 2000, the U.S. Department of Health and Human Services announced its intention to publish instructions to the Health Care Financing Administration (HCFA), the agency that administers the Medicare program, that would require a new source for AWP for calculating the amount that health care providers would receive from Medicare for certain pharmaceuticals used in cancer treatment. This proposed change would have resulted in substantially lowered reimbursement from federal government programs for chemotherapy agents and other pharmaceutical agents used by oncologists, without any adjustment in reimbursement for services and other costs related to chemotherapy infusion that are currently undercompensated, resulting in oncologists' incurring losses for the administration of many chemotherapy treatments. In September 2000, HCFA stated that reimbursement levels for pharmaceuticals used to treat cancer would not be reduced at that time. At the same time, however, HCFA announced its belief that there is still a need to modify its reimbursement scheme for pharmaceuticals. As a result of congressional action, the General Accounting Office (GAO) and HCFA are engaged in a comprehensive study to develop a more accurate reimbursement methodology for outpatient cancer therapy services. It is not possible to assess the likely outcome of any change in reimbursement for oncology services, particularly reimbursement of pharmaceuticals, whether through HCFA initiatives or through the calculation of AWP from information supplied by pharmaceutical companies. However, it is possible that changes in reimbursement that are ultimately adopted or implemented could have a material adverse effect on our operation and financial condition.

Continued review of pharmaceutical companies and their pricing and marketing practices could result in lowered reimbursement for pharmaceuticals

     Continued review of pharmaceutical companies by government payors could result in lowered reimbursement for pharmaceuticals, which would harm us. As indicated above, the federal government is reconsidering the manner in which health care providers, including oncologists, are reimbursed for the pharmaceutical agents they use to treat patients. In addition, the Company is aware of various investigations and qui tam lawsuits filed against manufacturers of oncology drugs. These investigations relate to the manner in which those companies report data used in determining AWP and to marketing and other practices. As a result of these investigations, a number of pharmaceutical manufacturers have entered into or are discussing settlements with the government that could result in lower reimbursement, which could have an adverse economic impact on us. Furthermore, possibly in response to such scrutiny, some pharmaceutical manufacturers could alter AWP and pricing to reduce the margin between reported AWP and sales price of some oncology drugs. Such a change could have an adverse economic impact on us. Finally, as a group purchasing organization that is a significant purchaser of pharmaceutical agents paid for by government programs, we or our network of affiliated practices could become involved in these investigations, or may become a target of such pharmaceutical-related scrutiny. Any of these factors could have a material adverse effect on us.

Our service fee arrangements with many of our affiliated practices subject us to disproportionate economic risk

     Our service fee arrangements with many of our practices subject us to disproportionate economic risk. Each service agreement provides for payment to the Company of a service fee plus reimbursement of all practice costs. Currently, the economic arrangements in our service agreements with affiliated practices fall into two principal categories. Some of our agreements, known as the "earnings model" agreements, provide that the service fee is a percentage of the practice's earnings before income taxes. In others, known as "net revenue model" agreements, the fee consists of a fixed fee, a percentage fee (in most states) of the practice's net revenues and, if certain financial and performance criteria are met, a performance fee. Where the service agreement follows the net revenue model, the practice is entitled to retain a fixed portion of net revenue before any service fee (other than practice operating costs) is paid to us. Under these net revenue agreements, therefore, we bear disproportionately the economic impact of increasing or declining margins. Our costs of operations have increased, primarily due to an increase of expensive, single-source drugs and compensation and benefits, which has resulted in a disproportionate decline in our operating margin, even as practice profitability continues to grow. Because of this, we are seeking to change our arrangements with practices from the net revenue model to the earnings model. Although we have reached agreement with some of the affiliated practices to convert during 2001 and are encouraged by the prospects of converting other practices, there can be no assurance that we will be successful in implementing such conversions. In the event we are not successful, continuing to provide services under the net revenue model agreements could have a material adverse effect on us. In addition, the conversion process itself is distracting us from executing on many of our other strategic initiatives.

Loss of revenues or a decrease in income of our affiliated practices would adversely affect our results of operations

     Our revenue depends on revenue generated by affiliated practices. Loss of revenue by the practices could seriously harm us. It is possible that our affiliated practices will not be able to maintain successful medical practices. In addition, the service fees payable to us depend upon the profitability of the practices. (Even under those service agreements where the service fee is based on the revenues of the practices, and not on their net income, those agreements contain a priority of payments that provides that we will be paid last.) Any failure by the practices to effectively contain costs will adversely impact our results of operations. Because we do not control the manner in which our practices conduct their medical practice (including drug utilization), our ability to control costs related to the provision of medical care is limited. Because of the long-term nature of our service agreements, we have limited ability to discontinue or alter our service arrangements with practices, even where continuing to manage such practices under existing arrangements is economically detrimental to us.

The current regulatory environment in the health care industry continues to negatively impact us

     The current regulatory environment in the health care industry continues to negatively impact us. Because of the complexity and uncertainty of the regulations that govern companies and individuals in the health care sector, we expend significant resources in our comprehensive compliance program. In addition, the government has significant power to investigate all business activities of health care companies, including lawful ones, and exerts considerable leverage in such investigations as a result of the significant penalties that may apply in the event of any violations of health care law. Furthermore, government programs are generally administered by multiple agencies and entities that may themselves have differing interpretations of health care regulations, and enforcement authorities have taken the position that complying with specific instructions of such entities may not, by itself, be determinative of the lawfulness of a transaction. Because of these factors and the high cost of defending or addressing any investigation or allegation regarding health care law violations, we must from time to time forego business opportunities that we believe are lawful, if there is any possibility that such activities could be perceived or later interpreted as inappropriate or unlawful or could invite additional, costly government investigation.

We face the risk of qui tam litigation relating to regulations governing billing for medical services

     We are currently aware of various qui tam lawsuits in which we and/or our subsidiaries and affiliated practices are named as defendants. Because qui tam lawsuits are filed under seal, we could be named in other such suits of which we are not aware. In addition, as the federal government intensifies its focus on billing, reimbursement and other health care regulatory areas, private individuals are also bringing more qui tam lawsuits, because of the potential of financial rewards for such individuals. For the past several years, the number of qui tam suits filed against health care companies and the aggregate amount of recoveries under such suits have increased significantly. This trend increases the risk that we may become subject to additional qui tam lawsuits.

     Although we believe that our operations comply with law, and intend to vigorously defend the Company against allegations of wrongdoing, the costs of addressing such suits, as well as the amount of any recovery in the event of a finding of wrongdoing on our part, could be significant. The existence of qui tam litigation involving us may also strain our relationships with our affiliated physicians, particularly those physicians or practices named in such suits. Furthermore, the existence of qui tam lawsuits involving us and the uncertainty such suits create adversely affect our ability to raise capital and may have an adverse effect on our stock price.

We and our practices may become subject to other harmful lawsuits

     Successful malpractice or products liability claims asserted against the practices or us could seriously harm us. We and our practices face the risk of malpractice and other lawsuits related to the provision of health care services by the practices to the public. In addition, managed care providers and other health care companies are increasingly subject to liability claims arising from physician compensation arrangements and other activities designed to control costs by reducing services. A successful claim on this basis against us or a practice could harm us. Lawsuits, if successful, could result in damage awards in excess of the limits of our insurance coverage. Insurance against losses related to claims of this type is expensive and the cost varies widely from state to state. In addition, our practices prescribe and dispense pharmaceuticals and, therefore, could be subject to product liability claims. We and our practices maintain liability insurance in amounts and coverages we consider appropriate.

If our practices terminate their service agreements, we could be seriously harmed

     Our practices may attempt to terminate their agreements with us. If any of our larger practices were to succeed in such a termination, we could be seriously harmed. We are also aware that some practices affiliated with other health care companies have attempted to end or restructure their affiliations even though they do not have a contractual right to do so, by arguing that their affiliations violate some aspect of health care law. For example, some physicians have claimed that the fee arrangements violate federal or state prohibitions on splitting fees with physicians. If some of our affiliated physicians or practices were able to successfully make such arguments and terminate their affiliation with us, there could be a materially adverse effect on us.

If a significant number of physicians leave our practices, we could be seriously harmed

     Our practices usually enter into employment or noncompetition agreements with their physicians that provide some assurance to both the practice and to us with respect to continuing revenues. We and our practices try to maintain such contracts. However, if a significant number of physicians terminate their relationships with our practices, we could be seriously harmed.

Our practices may be unable to enforce noncompetition provisions with departed physicians

     Most of the employment agreements between the practices and their physicians include a clause that prevents the physician from competing with the practice for a period after termination of employment. We cannot predict whether a court will enforce the noncompetition covenants of the practices. If practices are unable to enforce the noncompetition provisions of their employment agreements, we could be seriously harmed.

We may be unable to satisfy our additional financing needs

     We may be unable to satisfy our additional financing needs. Our expansion, cancer center development and management plans require substantial capital resources. Operations of the practices require recurring capital expenditures for renovation, expansion and the purchase of costly medical equipment and technology. It is likely that our capital needs in the next several years will exceed the capital generated from our operations. Thus, we may wish to incur additional debt or issue additional debt or equity securities from time to time, including in connection with practice affiliations. Capital available for health care companies, whether raised through the issuance of debt or equity securities, has recently been quite limited and may continue to be difficult to be so. As a result, we may be unable to obtain sufficient financing on terms satisfactory to us or at all.

Loss of revenue by our practices caused by the cost containment efforts of third-party payors, including the government, could seriously harm us

     Loss of revenue by our affiliated practices caused by the cost containment efforts of third-party payors could seriously harm us. Practices typically bill various third-party payors, such as governmental programs like Medicare and Medicaid, private insurance plans and managed care plans, for the health care services provided to their patients. These third-party payors negotiate the prices charged for medical services and supplies in order to lower the cost of health care services and products paid for by them, thus increasing their own profits. Third-party payors also try to influence legislation to lower costs. Third-party payors can also deny reimbursement for medical services and supplies by stating that they believe a treatment was not appropriate, and these reimbursement denials are difficult to appeal or reverse. Our practices also derive a significant portion of their revenues from governmental programs. Reimbursement by governmental programs generally is not subject to negotiation and is established by governmental regulation. Such reimbursement may be set at levels that are not profitable to us.

We may not be able to successfully affiliate with new practices or expand and integrate the operations of practices

     We have grown by continuing to affiliate with new practices and expand the operations of existing practices. We intend to continue to pursue this growth strategy. However, identifying appropriate practices and negotiating affiliations with them can be costly. We may not be able to affiliate with additional practices on desirable terms. We may also encounter difficulties integrating and expanding the operations of practices. Our failure to successfully integrate newly affiliated practices could harm us.

Our development of new cancer centers could be delayed or result in serious liabilities, and the centers may not be profitable

     Another of our growth strategies is to develop integrated cancer centers, including implementing PET. The development of integrated cancer centers is subject to a number of risks, including obtaining regulatory approval, delays that often accompany construction of facilities and environmental liabilities that arise from operating cancer centers. Any failure or delay in successfully building and operating integrated cancer centers or in avoiding liabilities from operations could seriously harm us. In addition, in order for cancer centers to be operated profitably, our practices must consolidate their operations within the facilities. If our practices elect not to close other offices to consolidate operations within a cancer center, our real estate and occupancy costs would increase, which would harm our operations.

Our business, and the business of our practices, could be harmed by competition with other businesses

     Our business, and the business of our practices, could be harmed by competition with other businesses. The business of providing health care related services and facilities is highly competitive. Our revenues depend on the continued success of our practices. The practices face competition from several sources, including sole practitioners, single- and multi-specialty practices, hospitals and managed care organizations.

Our success depends on our key personnel, and we may not be able to hire enough qualified personnel to meet our hiring needs

     We will be harmed if we cannot hire and retain suitable executives and other personnel. We believe that our success will depend on continued employment of our management team and other key personnel. If one or more members of our management team become unable or unwilling to continue in their present positions, we could be harmed.

Our stock price may fluctuate significantly, which may make it difficult to resell your shares when you want to at prices you find attractive

     The market price of US Oncology common stock has been highly volatile. This volatility may adversely affect the price of our common stock in the future. You may not be able to resell your shares of common stock following periods of volatility because of the market's adverse reaction to this volatility. We anticipate that this volatility, which frequently affects the stock of health care service companies, will continue. Factors that could cause such volatility include:

      .  Our quarterly operating results,

      . Deviations in results of operations from estimates of securities analysts (which estimates we neither endorse nor accept the responsibility for),

      . General economic conditions or economic conditions specific to the health care services industry,

      .  Regulatory or reimbursement changes and

      . Other developments affecting us, our competitors, vendors such as pharmaceutical companies or others in the health care industry.

     On occasion the equity markets have experienced significant price and volume fluctuations. These fluctuations have affected the market price for many companies' securities even though the fluctuations are often unrelated to the companies' operating performance.

We have not paid dividends and do not expect to in the future, which means that the value of our shares cannot be realized except through sale

     We have never declared or paid cash dividends. We currently expect to retain earnings for our business and do not anticipate paying dividends on our common stock at any time in the foreseeable future. Because we do not anticipate paying dividends, it is likely that the only opportunity to realize the value of our common stock will be through a sale of those shares. The decision whether to pay dividends on common stock will be made by the board of directors from time to time in the exercise of its business judgment. We are currently precluded from paying dividends by the terms of our credit facilities.

Our shareholder rights plan and anti-takeover provisions of the certificate of incorporation, bylaws and Delaware law could adversely impact a potential acquisition by third parties

     Our shareholder rights plan and anti-takeover provisions of the certificate of incorporation, bylaws and Delaware law could adversely impact a potential acquisition by a third party. We have a staggered board of directors, with three classes each serving a staggered three-year term. This classification has the effect of generally requiring at least two annual stockholder meetings, instead of one, to replace a majority of the members of the board of directors. Our certificate of incorporation also provides that stockholders may act only at a duly called meeting and that stockholders' meetings may not be called by stockholders. Furthermore, our certificate of incorporation permits the board of directors, without stockholder approval, to issue additional shares of common stock or to establish one or more classes or series of preferred stock with characteristics determined by the board. We have also adopted a shareholder rights plan, which would significantly inhibit the ability of another entity to acquire control of the Company through a tender offer or otherwise without the approval of our board of directors. These provisions could discourage potential acquisition proposals and could delay or prevent a change in control of the Company. These provisions are intended to increase the likelihood of continuity and stability in our board of directors and in the policies formulated by it and to discourage certain types of transactions that may involve an actual or threatened change of control of the Company, reduce our vulnerability to an unsolicited acquisition proposal and discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares, and, as a consequence, they inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. In addition, these provisions could limit the price that certain investors might be willing to pay in the future for shares of common stock. Such provisions also may have the effect of preventing changes in our management.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any of these documents at the public reference rooms maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Securities and Exchange
Commission: New York Regional Office, Seven World Trade Center, New York, New York 10048, and Central Regional Office, 1801 California Street, Suite 4800, Denver, Colorado 80202. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public from commercial documents retrieval services and at the Internet website maintained by the Securities and Exchange Commission at http://www.sec.gov.

     Our common stock is quoted on The Nasdaq National Market. You may also read our reports, proxy and information statements and other information at The Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

     This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission to register the shares of common stock referred to above being offered. This prospectus does not contain important information that you can find in our registration statement and in the annual, quarterly and special reports, proxy statements and other documents that we file with the Securities and Exchange Commission.

     The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose in this prospectus important information to you by referring you to other documents that have been or will be filed with the Securities and Exchange Commission.
The information below is incorporated in this prospectus by reference and is an important part of this prospectus, except where any of the information has been modified or superseded by the information in this prospectus or in information incorporated by reference in this prospectus. Also, information that we file after the date of this prospectus with the Securities and Exchange Commission will automatically be incorporated in this prospectus and update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the securities offered by this prospectus are sold:

     -Our Annual Report on Form 10-K for the fiscal year ended
      December 31, 2000;

     -Our Quarterly Report on Form 10-Q for the three months ended March 31,
      2001; and

     -Our proxy statement filed with the Securities and Exchange Commission on April 18, 2001.

     We will provide you, without charge, a copy of the documents incorporated by reference in this prospectus. We will not provide a copy of the exhibits to documents incorporated by reference, unless those exhibits are specifically incorporated by reference into those documents. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from:

     US Oncology, Inc.
     16825 Northchase Drive, Suite 1300
     Houston, Texas  77069
     Attn: Phillip H. Watts, General Counsel
     (832) 601-8766

     You should rely only on the information provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the shares in any state where the offer is not permitted. You should not assume that the information in this prospectus, in any prospectus supplement or in any document incorporated by reference herein is accurate as of any date other than the date on the front of those documents.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares offered by this prospectus.

                              SELLING STOCKHOLDER

     The following table sets forth information known to us with respect to beneficial ownership of our common stock as of May 10, 2001 by the selling stockholder. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Information with respect to beneficial ownership is based on information as of May 10, 2001 and assumes that there is outstanding an aggregate of 94,418,025 shares of common stock. We believe based on information furnished by the selling stockholder that it has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by it. The table assumes the distribution of all shares offered hereby and no other purchases or sales of US Oncology's common stock.


                                    SHARES
        NAME OF                  BENEFICIALLY              AMOUNT OF SHARES            SHARES BENEFICIALLY
        SELLING                   OWNED PRIOR                   OFFERED                    OWNED AFTER
      STOCKHOLDER                 TO OFFERING                   HEREBY                    THE OFFERING
     ------------                ------------              ----------------            -------------------
                           NUMBER                   %                              NUMBER                     %
                           ------                ----                              ------                  ----

Texas Oncology, P.A.       4,219,799             4.5%          2,200,000            2,019,799              2.1%
  12221 Merit Drive
  Suite 500
  Dallas, Texas  75251

                 ISSUANCE OF SECURITIES TO SELLING STOCKHOLDER

     The shares of common stock being registered pursuant to the registration statement of which this prospectus is a part were originally issued to the selling stockholder in four private placement transactions under Section 4(2) of the Securities Act. The selling stockholder purchased shares of PRN's common stock upon the organization of PRN in July 1993, for cash and in exchange for all of the issued and outstanding shares of common stock of Texas Oncology Pharmacy Services, Inc. The selling stockholder received additional shares of PRN common stock in October 1993, in exchange for the selling stockholder's shares of common stock of North Texas Oncology Center, Inc. and the selling stockholder's partnership interests in various partnerships. The selling stockholder also purchased additional shares of PRN's common stock in September 1994.

                          TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the common stock is American Stock Transfer and Trust Company.

                              PLAN OF DISTRIBUTION

     The selling stockholder will transfer the shares of common stock being registered pursuant to this registration statement to certain physician employees and other key non-physician employees of the selling stockholder as discretionary bonuses. The selling stockholder's board of directors will decide which physician employees and other key non-physician employees will receive shares and how many shares each of them will receive. In making the determination of who will receive shares and how many shares each will receive, the selling stockholder's board of directors will consider a number of factors, including length of service with the selling stockholder and productivity. The selling stockholder's board of directors may require that certain conditions be met before a transfer of shares is made to an employee, including requiring the employee to (a) enter into a new employment agreement with the selling stockholder; (b) agree to restrictions on the employee's competition with the selling stockholder after the termination of the employee's employment; and (c) agree that the employee will transfer all or a portion of the shares received by the employee back to the selling stockholder at no cost if the employee's employment terminates prior to one or more specified future dates. Those conditions may vary from employee to employee as determined by the selling stockholder's board of directors and will be included in one or more agreements to be signed by the employee before the employee receives any shares.

                                 LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed upon by Phillip H. Watts, General Counsel of US Oncology. Mr. Watts holds options to purchase 300,000 shares of US Oncology Common Stock.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to US Oncology's Annual Report on Form 10-K for the year ended December 31, 2000, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The report of Arthur Andersen LLP, independent public accountants, relating to the 1998 consolidated financials statements of Physician Reliance Network, Inc., and incorporated herein by reference to US Oncology's Annual Report on Form 10-K for the year ended December 31, 2000 is incorporated herein in reliance given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The expenses in connection with any sale or other distribution by the selling stockholder of the shares being registered, including the expenses of preparation and distribution of this registration statement and the prospectus included in this registration statement will be treated "Clinical Facility Expenses" in accordance with the Service Agreement by and between US Oncology and the selling stockholder. Under that agreement, the selling stockholder is entitled to retain 65% of earnings before interest and taxes from its medical practice and US Oncology retains 35% as a management fee. Therefore, effectively 65% of all such expenses of the sale and distribution of the shares being registered will be borne by the selling stockholder and 35% will be borne by US Oncology. Such expenses are set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

               SEC registration fee              $ 4,609
               Legal fees and expenses           $10,000
               Accounting fees and expenses      $10,000
               Miscellaneous expenses            $ 5,000
                                                 -------
               Total                             $29,609
                                                 =======

Item 15.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under some circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. US Oncology's certificate of incorporation and by-laws provide for indemnification of US Oncology's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. US Oncology has also entered into agreements with its directors and officers that will require US Oncology, among other things, to indemnify them against some liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law. In addition, US Oncology carries director and officer liability insurance.

Item 16.  Exhibits.

     Exhibits.

     5.1 Opinion of Phillip H. Watts as to the legality of the securities being registered
     23.1  Consent of Phillip H. Watts (included in Exhibit 5.1)
     23.2  Consent of PricewaterhouseCoopers, LLP
     23.3  Consent of Arthur Andersen LLP
     24.1  Powers of Attorney (included on signature page with initial filing)

Item 17.  Undertakings.

     US Oncology hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of US Oncology's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of US Oncology pursuant to the foregoing provisions, or otherwise, US Oncology has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by US Oncology of expenses incurred or paid by a director, officer or controlling person of US Oncology in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, US Oncology will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, US Oncology, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, State of Texas, on May 10, 2001.


                              US ONCOLOGY, INC.

                              By:  /s/ R. Dale Ross
                                   ----------------
                              R. Dale Ross
                              Chairman of the Board, Chief Executive Officer and Director

                               POWER OF ATTORNEY

     Each of the undersigned directors and officers of US Oncology, Inc. does hereby constitute and appoint R. Dale Ross and Bruce D. Broussard, and each of them, with full power of substitution, as the undersigned's true and lawful attorneys-in-fact and agents to do any and all acts and things in the undersigned's name and behalf in the undersigned's capacities as director and/or officer, and to execute any and all instruments for the undersigned and in the undersigned's name in the capacities indicated below which such person or persons may deem necessary or advisable to enable US Oncology, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for the undersigned in the capacities indicated below any and all amendments (including post-effective amendments) hereto, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                 Signature                                       Title                               Date
                 ---------                                       -----                               ----
/s/ R. Dale Ross                                Chairman of the Board, Chief Executive             May 10, 2001
--------------------------------------------    Officer and Director
R. Dale Ross


/s/ Lloyd K. Everson                            Vice-Chairman of the Board and Director            May 10, 2001
--------------------------------------------
Lloyd K. Everson, M.D.

/s/ Nancy G. Brinker                            Director                                           May 11, 2001
--------------------------------------------
Nancy G. Brinker

/s/ Russell L. Carson                           Director                                           May 11, 2001
--------------------------------------------
Russell L. Carson

/s/ J. Taylor Crandall                          Director                                           May 11, 2001
--------------------------------------------
J. Taylor Crandall


/s/ James E. Dalton                             Director                                           May 10, 2001
--------------------------------------------
James E. Dalton


/s/ Stephen E. Jones                            Director                                           May 10, 2001
--------------------------------------------
Stephen E. Jones, M.D.


/s/  Richard B. Mayor                           Director                                           May 10, 2001
--------------------------------------------
Richard B. Mayor


/s/ Robert A. Ortenzio                          Director                                           May 10, 2001
--------------------------------------------
Robert A. Ortenzio

                 Signature                                       Title                               Date
                 ---------                                       -----                               ----
                                               Director                                           ____________, 2001
--------------------------------------------
Boone Powell, Jr.

/s/ Edward E. Rogoff                           Director                                            May 10, 2001
--------------------------------------------
Edward E. Rogoff, M.D.

/s/  Burton S. Schwartz                        Director                                            May 10, 2001
--------------------------------------------
Burton S. Schwartz, M.D.

/s/  Bruce D. Broussard                        Chief Financial Officer (principal                  May 10, 2001
--------------------------------------------   financial and accounting officer)
Bruce D. Broussard
